Exhibit 99.1

TRIDENT MICROSYSTEMS REPORTS RESULTS FOR

THIRD QUARTER ENDED SEPT. 30, 2011

SUNNYVALE, Calif., Nov. 3, 2011 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its third quarter ended Sept. 30, 2011.

For the quarter, the company reported net revenues of $80.1 million, which compares with $69.6 million in the prior sequential quarter and $176.6 million in the quarter ended Sept. 30, 2010. On a generally accepted accounting principles (“GAAP”) basis, the company reported a net loss for the quarter of $39.1 million, or $0.22 per share. This compares with a net loss of $26.3 million, or $0.15 per share in the prior sequential quarter and a net loss of $17.5 million, or $0.10 per share, in the quarter ended Sept. 30, 2010.

Non-GAAP Results

Non-GAAP net loss for the quarter was $20.3 million, or $0.11 per share, which compares with $21.7 million, or $0.12 per share, in the prior sequential quarter and a non-GAAP net loss of $0.0 million, or $0.00 per share, in the quarter ended Sept. 30, 2010. A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided as a supplement to the attached financial statements.

“During the past several months, we secured design wins for future production, began a substantial restructuring to reduce our breakeven level, and agreed to the sale and leaseback of our Shanghai building, which will contribute cash in the current quarter,” said Dr. Bami Bastani, Trident’s chief executive officer and president. “However, given the loss of a significant expected IP deal, delays in mass production of new programs, and a soft consumer electronics market, we anticipate that the quarterly loss in the fourth quarter will be at least as large as what we have seen over the past year, further eroding our cash position. As a result, we are evaluating strategic alternatives to improve our near term liquidity and preserve our design wins and customer relationships. ”

Recent Announcements

•

Philips selected Trident’s TV550 System-on-Chip (SoC) and FRC-V 240Hz Picture Quality Engine to power Philips’ complete range of Smart LED and 3D TV solutions, including its EISA “Best 3DTV” award winner.

•

LG CNS selected Trident’s advanced set-top box SoCs to power its new line of advanced Android-based hybrid set-top boxes. Trident also announced that GBN, a South Korean cable service provider, has begun commercial deployment of the LG CNS boxes. LG CNS is the service infrastructure provider for GBN and developed the complete end-to-end Android STB software for the Trident solution.

•

AOC, with its ODM partner TPV, has selected Trident’s. HiDTV® Pro-SXL SOC for AOC’s new series of Digital TVs for Brazil and other South American markets. When coupled with Trident’s FRC MEMC solution, AOC is able to extend the same design to address the high end 120Hz market as well.

•	Kaon Media has selected Trident’s advanced SOC for its Android-based set-top box.

Outlook

The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially. For the fourth quarter ending Dec. 31, 2011, the company offered the following guidance:

•	Net revenues are expected to be in the range of $50 million to $56 million.

•

GAAP gross margins are expected to be in the range of 16% to 20%, including the impact of approximately $8 million of amortization of acquired intangibles. Non-GAAP gross margins are expected to be in the range of 32% to 34%.

•

GAAP operating expenses are expected to be in the range of $49 million to $52 million, including the impact of approximately $3 million to $4 million of cash restructuring, $2 million of stock compensation expense, and $1 million of amortization of acquired intangibles. Non-GAAP operating expenses are expected to be in the range of $43 million to $45 million.

•	GAAP operating loss is expected to be in the range of $38 million to $43 million. This reflects the impact of an expected $14 million to $15 million of total GAAP adjustments.

•	Non-GAAP operating loss is expected to be in the range of $24 million to $28 million.

•	Provision for income taxes is expected to be approximately $1 million.

•

Cash balance as of the end of the quarter is expected to be in the range of $25 million to $35 million. This balance includes the expected net proceeds from the Shanghai building sale of approximately $20 million, which is expected to be used primarily in China, and assumes more favorable payment terms with certain vendors.

Investor Conference Call

Date: Thursday, Nov. 3, 2011

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Domestic Dial-In: 800.573.4754

International Dial-In: 617.224.4325

Passcode: 12954474

A replay of the conference call will be available for one week, beginning on Nov. 3, 2011 and will be accessible by calling 888-286-8010 (domestic) or +1-617-801-6888 (international) using access code 65791851. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss, non-GAAP gross margin and non-GAAP expenses give an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, these non-GAAP measures as a percentage of net revenues are used to identify key trends in performance and measure key results against objectives. These non-GAAP measures are among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, legal settlements, restructuring charges, expenses related to software license fees, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net income (loss) is provided in an attached table.

Forward-Looking Information

This press release contains forward-looking statements, including statements regarding financial expectations for the fourth quarter of fiscal year 2011, expected restructuring activity, and our evaluation of strategic alternatives to improve liquidity. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our success in pursuing strategic alternatives to improve our liquidity, our ability to reduce expenses, our ability to negotiate more favorable payment terms with certain vendors, our ability to obtain design wins among major OEMs for our products, the timing of mass production of new products, and competitive pressures, including pricing and competitors’ new product introductions, and our ability to retain key employees globally. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

About Trident Microsystems, Inc.

Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of platform solutions that enhance the consumer experience in the Connected Home. As one of the top-three semiconductor providers to both the TV and set-top box markets, Trident’s solutions can be found in the products of leading OEMs and channel partners worldwide. For further information about Trident and its products, please consult the Company’s web site: www.tridentmicro.com.

NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

TRID-IR

For More Information

John Swenson

Director, Investor Relations

Tel: 408-962-8252

Email: john.swenson@tridentmicro.com

Web site: http://www.tridentmicro.com

TRIDENT MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net revenues	$80,088	$69,569	$176,568	$237,990	$438,619
Cost of revenues	61,957	51,567	128,398	181,980	343,738

Gross profit	18,131	18,002	48,170	56,010	94,881
% of net revenues	22.6%	25.9%	27.3%	23.5%	21.6%
Research and development expenses	36,607	35,491	44,709	107,957	131,427
% of net revenues	45.7%	51.0%	25.3%	45.4%	30.0%
Selling, general and administrative expenses	16,707	16,519	19,459	53,090	61,906
% of net revenues	20.9%	23.7%	11.0%	22.3%	14.1%
Goodwill impairment	—	—	—	—	7,851
% of net revenues	0.0%	0.0%	0.0%	0.0%	1.8%
Restructuring charges	3,496	(73)	2,301	8,148	15,166
% of net revenues	4.4%	(0.1)%	1.3%	3.4%	3.5%
Operating loss	(38,679)	(33,935)	(18,299)	(113,185)	(121,469)
% of net revenues	(48.3)%	(48.8)%	(10.4)%	(47.6)%	(27.7)%
Gain (loss) on investment	0	2,098	(94)	2,098	(303)
Gain on acquisition	—	—	—	—	43,402
Interest and other income (expense), net	435	5,024	2,628	6,312	3,479

Loss before income taxes	(38,244)	(26,813)	(15,765)	(104,775)	(74,891)
% of net revenues	(47.8)%	(38.5)%	(8.9)%	(44.0)%	(17.1)%
Provision for (benefit from) income taxes	874	(554)	1,749	1,375	219
% of net revenues	1.1%	(0.8)%	1.0%	0.6%	0.0%

Net loss	($39,118)	($26,259)	($17,514)	($106,150)	($75,110)

% of net revenues	(48.8)%	(37.7)%	(9.9)%	(44.6)%	(17.1)%
Basic and diluted net loss per share	($0.22)	($0.15)	($0.10)	($0.60)	($0.47)
Shares used in basic and diluted per share computation	178,237	176,056	174,553	176,744	159,624

TRIDENT MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	September 30, 2011	June 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$35,928	$51,619	$93,224
Accounts receivable, net	39,475	32,699	62,328
Accounts receivable from related parties	5,052	6,402	7,337
Inventories	19,018	13,406	23,025
Note receivable from related party	20,884	20,884	20,884
Prepaid expenses and other current assets	16,310	15,418	18,330

Total current assets	136,667	140,428	225,128
Property and equipment, net	25,962	31,076	31,566
Intangible assets, net	52,001	60,861	82,921
Long-term receivable from related party	—	500	1,500
Other assets	27,057	32,978	29,826

Total assets	$241,687	$265,843	$370,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,365	$8,145	$7,828
Accounts payable to related parties	21,443	16,142	26,818
Accrued expenses and other current liabilities	53,285	51,174	79,305
Income taxes payable	3,523	3,683	2,077

Total current liabilities	93,616	79,144	116,028
Long-term income taxes payable	22,764	23,681	25,476
Deferred income tax liabilities	200	200	200
Other long-term liabilities	1,055	2,376	4,933

Total liabilities	117,635	105,401	146,637

Stockholders’ equity
Preferred stock	—	—	—
Common stock	183	180	177
Additional paid-in capital	440,717	437,992	434,825
Accumulated deficit	(316,848)	(277,730)	(210,698)

Total stockholders’ equity	124,052	160,442	224,304

Total liabilities and stockholders’ equity	$241,687	$265,843	$370,941

TRIDENT MICROSYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

GAAP Gross profit	$18,131	$18,002	$48,170	$56,010	$94,881
Amortization of acquisition-related intangible assets (1)	7,915	8,760	11,612	25,792	38,800
Stock-based compensation expense (2)	82	62	82	232	272
Impairment of intangible assets other than goodwill (3)	—	—	(337)	—	1,756

Non-GAAP Gross profit	$26,128	$26,824	$59,527	$82,034	$135,709

% of Net revenues	32.6%	38.6%	33.7%	34.5%	30.9%
GAAP Research and development expenses (R&D)	$36,607	$35,491	$44,709	$107,957	$131,427
Amortization of acquisition-related intangible assets (1)	(627)	(664)	(775)	(1,987)	(2,084)
Stock-based compensation expense (2)	(698)	(885)	(841)	(2,309)	(2,623)
Impairment of intangible assets other than goodwill (3)	(729)	—	—	(1,427)	—

Non-GAAP Research and development expenses	$34,553	$33,942	$43,093	$102,234	$126,720

% of Net revenues	43.1%	48.8%	24.4%	43.0%	28.9%
GAAP Selling, general and administrative expenses (SG&A)	$16,707	$16,519	$19,459	$53,090	$61,906
Amortization of acquisition-related intangible assets (1)	(318)	(926)	(1,329)	(2,442)	(3,422)
Stock-based compensation expense (2)	(763)	(734)	(938)	(2,398)	(1,863)
Impairment of intangible assets other than goodwill (3)	(4,025)	—	—	(4,025)	—
Stock options related professional fees (4)	(185)	(142)	(471)	(538)	(1,222)
Acquisition-related expenses (5)	—	—	(188)	(18)	(5,337)

Non-GAAP Selling, general and administrative expenses	$11,416	$14,717	$16,533	$43,669	$50,062

% of Net revenues	14.3%	21.2%	9.4%	18.3%	11.4%
GAAP Operating Loss	$(38,679)	$(33,935)	$(18,299)	$(113,185)	$(121,469)
Total of above adjustments to Gross profit, R&D and SG&A	15,342	12,173	15,899	41,168	57,379
Restructuring Charges (6)	3,496	73	2,301	8,148	15,166
Impairment of goodwill (3)	—	—	—	—	7,851

Non-GAAP Operating Loss	$(19,841)	$(21,835)	$(99)	$(63,869)	$(41,073)

% of Net revenues	-24.8%	-31.4%	-0.1%	-26.8%	-9.4%
GAAP Net loss	$(39,118)	$(26,259)	$(17,514)	$(106,150)	$(75,110)
Total operating loss adjustments	18,838	12,100	18,200	49,316	80,396
Legal settlements (9)	—	(5,412)	(817)	(5,412)	(2,491)
(Gain) loss on investment (8)	—	(2,098)	94	(2,098)	303
(Gain) on acquisition (7)	—	—	—	—	(43,402)

Non-GAAP Net income (loss)	$(20,280)	$(21,669)	$(37)	$(64,344)	$(40,304)

% of Net revenues	-25.3%	-31.1%	0.0%	-27.0%	-9.2%

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.
(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.
(3)	Charges for impairment of goodwill and intangible assets were $729 for impairment of licenses and $4,025 for impairment of an enterprise resource planning system for the three months ended September 30, 2011. Management believes that these charges are not directly associated with the Company’s core operating performance.
(4)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.
(5)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.
(6)	Management believes that restructuring charges are not directly associated with the Company’s core operating performance.
(7)	The purchase price allocation assigned $43.4 million to gain on acquisition. Management believes that gain on acquisition is not related to the ongoing business and operating performance of Trident.
(8)	Management believes that (Gain) loss on investments are not related to the ongoing business and operating performance of Trident.
(9)	Management believes that legal settlements are not related to the ongoing business and operating performance of Trident.